UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2010

The Warnaco Group, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-10857	95-4032739
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Seventh Avenue, New York, New York		10018
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 287-8000
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 8, 2010, The Warnaco Group, Inc. (the “Company”) announced that Helen McCluskey, who previously served as the Company’s Group President-Intimate Apparel and Swimwear, has been appointed Chief Operating Officer of the Company, effective September 8, 2010.

Ms. McCluskey, age 55, joined the Company in July 2004 as Group President-Intimate Apparel and, in June 2007, also assumed global responsibility for the Company’s Swimwear brands.  In such capacity she has been responsible for all aspects of the Company’s  intimate apparel and swimwear brands including Calvin Klein underwear and swimwear, Warner’s, Olga, Body Nancy Ganz and Speedo. Prior to joining the Company, Ms. McCluskey served as Group President of the Moderate Women’s Sportswear division of Liz Claiborne Corporation from August 2001 to June 2004.  Previous to that, she spent 18 years at Sara Lee Corporation’s intimate apparel units where she held executive positions in marketing, operations and general management, including President of Playtex Apparel from 1999 to 2001.

In connection with her appointment, on September 8, 2010, the Company granted Ms. Mcluskey 62,474 restricted shares of common stock of the Company, 50 percent of which shares vest on the 18 month anniversary of the grant date and 100 percent of which shares vest on the three year anniversary of the grant date.  Ms. McCluskey continues to be employed under her existing employment agreement, which is filed as exhibit 10.29 to the Company’s Form 10-K for the fiscal year ended January 2, 2010.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WARNACO GROUP, INC.
Date: September 14, 2010	By:	/s/ Jay Dubiner
		Name:	Jay Dubiner
		Title:	Senior Vice President and General Counsel